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                                                               EXHIBIT 10.56



                           PATENT LICENSE AGREEMENT


     THIS PATENT LICENSE AGREEMENT ("Agreement") is made this ____day of _______________, 1998 (the "Effective Date") by and between 3D Systems, Inc., a corporation organized and existing under the laws of the State of California, U.S.A., and having an office at 26081 Avenue Hall, Valencia, California, U.S.A. ("3D") on the one hand, and NTT DATA CMET INC., a corporation organized and existing under the laws of Japan, and having an office at 15-8 Kamata 5-Chome, Oota-ku, Tokyo 144-0052, Japan ("CMET") and NTT DATA CORPORATION, a corporation organized and existing under the laws of Japan, and having an office at Toyosu Center Building, 3-3 Toyosu 3-Chome, Koto-ku, Tokyo 135-6033, Japan ("NTT DATA") on the other hand (3D and CMET and NTT DATA hereafter occasionally referred to as "party" or "parties").

     This Agreement is made with reference to the following:

     A. The parties each own certain patent rights relating to Stereolithography.

     B. The parties have jointly concluded that their respective needs and interests will be served by a mutual exchange of licenses of the patent rights.

     THEREFORE, 3D on the one hand, and CMET and NTT DATA on the other hand, agree as follows:

1    DEFINITIONS

     1.1 The terms "Agreement" and "Effective Date" shall have the meanings ascribed to them above.

     1.2 "Affiliate" with respect to a party means any corporate or other legal entity in which a party directly or indirectly owns or controls at least eighty percent (80%) of participating shares entitled to vote for the election of directors, or eighty percent (80%) of the equity interest having the power to direct management policies.

     1.3 "Cover" or "covered" with respect to an apparatus or method in question, shall mean that: (i) the act of making, using, offering to sell or otherwise dispose of, selling or otherwise disposing of, or importing the apparatus or method, which act if done without authority of the patent owner, would infringe, either literally or under the doctrine of equivalents, at least one claim of an issued and unexpired Patent, under the laws of the country in which such act occurs; or (ii) the act of inducing infringement, either literally or under the doctrine of equivalents, if such act, which act if done without the authority of the patent owner, is contrary to the laws of the country in which an issued and enforceable Patent is in existence at the time and in the country that such act occurs. However, any patent claims that have been invalidated by a competent authority

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in a decision from which an appeal has not been taken shall not cover an apparatus or method in question.

     1.4 "Patents" shall mean all patents owned or controlled by the parties that contain a claim or claims applicable to Stereolithography.

     1.5 "Licensed Patents" of a granting party shall mean and include all issued Patents and pending patent applications containing one or more published claim(s) applicable to Stereolithography having an effective filing date earlier than the Effective Date, including all issued Patents and pending patent applications containing one or more published claim(s) applicable to Stereolithography that were or will be filed subsequent to the Effective Date but are entitled to claim the benefit of the effective filing date prior to the Effective Date.

     1.6 "Licensed Products" shall mean any and all Stereolithography equipment and software dedicated thereto of a party which are covered by one or more Licensed Patents of the other party.

     1.7  [Confidential Treatment Requested].

     1.8 "Stereolithography" shall mean and include equipment, systems, supplies and software utilized in the fabrication of three-dimensional objects, layer-by-layer from photo-curable liquid materials.

     1.9  [Confidential Treatment Requested].

     1.10 "3D Licensed Territory" shall mean all countries of the world.

2     GRANT OF LICENSE; RELEASE

      2.1 3D hereby grants a personal, non-transferable, and non-exclusive right and license under 3D's Licensed Patents: (i) to CMET and its Affiliates, to make, have made, use, sell, lease, or otherwise dispose of, and import Licensed Products and spare parts and replacement parts for the Licensed Product in the CMET/NTT DATA Licensed Territory; and (ii) to NTT DATA and its Affiliates, to make, have made, use, sell, lease or otherwise dispose of, and import Licensed Products and spare parts and replacement parts for the Licensed Product in the CMET/NTT DATA Licensed Territory.

     2.2 The right and license granted to CMET, NTT DATA and their Affiliates in Section 2.1 shall not include the right, directly or indirectly, by implication, estoppel or otherwise, to sublicense another. The sale, lease or other disposition by CMET or NTT DATA of a Licensed Product in the CMET/NTT DATA Licensed Territory shall not convey, by implication, estoppel or otherwise, to the party to which the Licensed Product was sold, leased, or otherwise transferred, any license or right under the Licensed Patents, except that any such party (i) may use, sell, lease or otherwise dispose of the acquired Licensed



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Product in the CMET/NTT DATA Licensed Territory, (ii) may only export the acquired Licensed Product to a country outside of the CMET/NTT DATA Licensed Territory for use in a branch office of the same party or a subsidiary thereof for the personal business use of the party and/or subsidiary thereof, provided that such use shall not include the right to sell or otherwise provide to any third party any parts or models made on such acquired Licensed Product, and (iii) may use, sell, or otherwise dispose of products throughout the world that are produced or designed using the acquired Licensed Product.

     2.3 CMET and NTT DATA hereby grant a personal, non-transferable, paid-up and non-exclusive right and license under both CMET's and NTT DATA's Licensed Patents to 3D and its Affiliates to make, have made, use, sell, lease, or otherwise dispose of, and import Licensed Products and spare parts and replacement parts for the Licensed Product throughout the world, provided, however, that the right and license with respect to any of the CMET and NTT DATA's Licensed Patents that are co-owned with a third party are contingent upon each third party's consent, which third parties are not controlled by CMET or NTT DATA. CMET and NTT DATA shall make all reasonable efforts to timely obtain the consent of each such third party.

     2.4  The right and license granted to 3D and its Affiliates in Section
2.3 shall not include the right, directly or indirectly, by implication, estoppel or otherwise, to sublicense another. The sale, lease or other disposition by 3D of a Licensed Product in the 3D Licensed Territory shall not convey, by implication, estoppel or otherwise, to the party to which the Licensed Product was sold, leased, or otherwise transferred, any license or right under the Licensed Patents, except that any such party may use, sell, lease or otherwise dispose of the acquired Licensed Product, and may use, sell, lease or otherwise dispose of products throughout the world that are produced on or designed by use of the acquired Licensed Product.

     2.5 No right or license is granted herein, to CMET, NTT DATA, 3D, or any third party, by implication, estoppel or otherwise under any patent, patent application or other patent right other than the Licensed Patents.

     2.6 No right or license is granted, by implication, estoppel or otherwise, other than those rights and licenses expressly granted in this Agreement.

     2.7 3D hereby releases CMET and NTT DATA and CMET and NTT DATA both release 3D, and all purchasers and users of Licensed Products acquired, either directly or indirectly, from the released party from any and all claims, demands, and rights of action which the releasing party may have on account of any infringement of any Licensed Patent by the manufacture, use, sale or other disposition or importation of Licensed Products which, prior to the effective date of this Agreement, were manufactured, used, sold or otherwise disposed of or imported by the released party;
[Confidential Treatment Requested].


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3    [Confidential Treatment Requested]

     3.1    [Confidential Treatment Requested]

     3.1.1  [Confidential Treatment Requested]

     3.1.2  [Confidential Treatment Requested]

     3.1.2.(a)  [Confidential Treatment Requested]

     3.1.2.(b)  [Confidential Treatment Requested]

     3.1.2.(c)  [Confidential Treatment Requested]

     3.2    [Confidential Treatment Requested]

     3.3    [Confidential Treatment Requested]

     (a)    [Confidential Treatment Requested]

     (b)    [Confidential Treatment Requested]

     3.3.1  [Confidential Treatment Requested]

     3.3.2  [Confidential Treatment Requested]

     (a)    [Confidential Treatment Requested]

     (b)    [Confidential Treatment Requested]

     3.3.3. [Confidential Treatment Requested]

     3.3.4  [Confidential Treatment Requested]

     3.3.5  [Confidential Treatment Requested]

     (a)    [Confidential Treatment Requested]

     (b)    [Confidential Treatment Requested]

4    [Confidential Treatment Requested]


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     4.1    [Confidential Treatment Requested]

     4.2    [Confidential Treatment Requested]

     4.3    [Confidential Treatment Requested]

5    [Confidential Treatment Requested]

     5.1    [Confidential Treatment Requested]

6    TERM AND TERMINATION

     6.1 This Agreement shall commence on the Effective Date and shall extend for the life of the last to expire of the Licensed Patents.

     6.1.1  [Confidential Treatment Requested]

     6.2 In addition to the right of termination provided in Article 5.1 by CMET and NTT DATA, either party shall have the right to terminate this Agreement, or the rights granted by it hereunder, as a result of the other party's material breach. The party claiming breach of the Agreement shall give the other party written notice of the breach, specifying the nature thereof, and the other party shall have thirty (30) days after such notice to cure such breach. Upon the failure of the party in breach to cure the breach within the thirty (30) day period, the other party shall have the right to terminate this Agreement by giving written notice of termination. This Agreement shall terminate effective on the date set forth in the termination notice. The right of a party to terminate this Agreement for material breach shall be in addition to and not in lieu of any other right or remedy that the terminating party may have at law or in equity, including without limitation, the right to sue a breaching party for any prior breach of the Agreement, or for breach of the whole Agreement or any unperformed balance thereof.
Failure of a party to conform to the provision of Article 7.4 of this Agreement shall be deemed a material breach.

     6.3 Unless impermissible under the applicable laws as of the date that written notice of termination is given, either party shall have the right to terminate this Agreement, or the rights granted by it hereunder, by giving the other party written notice of a termination as a result of such other party being for more than sixty (60) days the subject of any voluntary or involuntary proceeding relating to bankruptcy, insolvency, liquidation, receivership, or assignment for the benefit of creditors. This Agreement shall terminate effective on the date set forth in the termination notice.

     6.4 On the effective date of any termination, cancellation or expiration of this Agreement, the rights and licenses granted herein shall terminate.

     6.5  [Confidential Treatment Requested]


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     6.6  Neither party shall be liable for damages of any kind as a result of properly exercising its respective right to terminate or cancel this Agreement, or rights granted hereunder, according to the terms and conditions of this Agreement, and termination or cancellation will not affect any other right or remedy of either party.

     6.7 Any confidentiality obligations imposed on the parties under this Agreement shall survive and remain binding on parties for a period of three years after the date of any termination, cancellation or expiration of this Agreement.

7    GENERAL PROVISIONS

     7.1 CONFIDENTIALITY OF AGREEMENT. The parties agree that the terms of this Agreement are to be strictly confidential, and neither party shall disclose such terms to any third party except: (i) to legal counsel; (ii) to auditors; (iii) to the extent, if any, required by law (e.g., a governmental filing); (iv) in accordance with the terms of a protective or other order duly entered in a legal proceeding; or (v) with the prior written consent of the other party. If disclosure of this Agreement or the terms and conditions thereof is required to be made in a governmental filing (e.g., a filing with the Securities and Exchange Commission), the disclosing party shall request confidential treatment of the terms and conditions of this Agreement and use its best efforts to ensure that confidential treatment is so afforded to such terms and conditions, as may be permitted under the rules of the applicable governmental agency. When 3D submits this License Agreement to the Securities and Exchange Commission ("S.E.C."), CMET and NTT DATA will be permitted to review 3D's request to maintain the confidentiality of the sections that CMET and NTT DATA deem to be confidential before the confidentiality request is filed with the S.E.C. and to submit a statement prepared by CMET and NTT DATA together with the confidentiality request, if CMET and NTT DATA deem such action to be appropriate. Furthermore, 3D will timely advise CMET and NTT DATA of any objections by the S.E.C. to the confidentiality request and permit CMET and NTT DATA to be involved in any further proceedings that are initiated to maintain the confidentiality of the sections of the License Agreement that CMET and NTT DATA deem to be confidential. If a party intends to publicly announce any information with regard to this Agreement, that party must obtain prior, written consent from the other parties to be permitted to make such public announcement.

     7.2 GOVERNING LAW AND DISPUTE RESOLUTION. This Agreement shall be governed and interpreted in accordance with the substantive laws of Japan. The parties agree that any action to enforce this Agreement shall be filed in, and the parties consent to personal jurisdiction and venue in, the Tokyo District Court; provided that any disputes between the parties caused or arising out of the difference between the parties whether a product is covered by a claim or claims of any one of a Licensed Patents shall be submitted for arbitration to the Arbitration Center in Tokyo, Japan, which is co-managed by the Japan Federation of Attorneys Bar Association and the Japan Patent Attorneys Association. The parties agree to submit such disputes to the exclusive


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jurisdiction of first instance to such Arbitration Center, and the finding(s)
of the Arbitration may not be overruled unless clearly erroneous.

     7.3 NON-ASSIGNABILITY OF THIS AGREEMENT. This Agreement and the rights and obligations of the parties hereunder may be assigned only to an Affiliate of either party or to a purchaser of the entire business or all the assets to which this Agreement pertains (regardless of the form of the sale of such businesses or assets) without the prior written approval of the other party hereto. Any other assignment entered without prior, written approval shall be null and void. Notwithstanding the foregoing, with respect to any assignment by either party, the assignee shall not be released or otherwise relieved of any liability for infringements occurring prior to the date of the assignment.

     7.4 NON-ASSIGNABILITY OF LICENSED PATENTS. Neither party may assign any patents or patent applications included with the Licensed Patents for which a registration or recordation of the terms of this Agreement has not been completed (irrespective of whether such assignment is voluntarily or otherwise) without giving notice of this Agreement to the intended assignee of the Licensed Patent(s) and obtaining from such intended assignee a written consent, which consent shall be addressed to the other party or parties, that the intended assignee shall not enforce the assigned Licensed Patent(s) against the relevant Licensee(s) nor make any claims or demands on the assigned Licensed Patent(s) against the relevant Licensee(s) and shall be bound by the same obligation of the grantor as herein provided. Any assignment executed without obtaining such written consent shall be null and void.

     7.5 REGISTRATION OF LICENSE. Each licensed party shall have the right to register or record its license with regard to any Licensed Patents in any and all appropriate government agencies and the granting party shall take all reasonable efforts to cooperate to effect such registration. Upon issuance of any Japanese Licensed Patents, the parties shall perform all necessary procedures to register the non-exclusive license. The Licensee of such Japanese Licensed Patents shall bear all of out-of-pocket expenses arising from such procedure.

     7.6 NOTICES. All notices provided for in this Agreement shall be effective when received by personal delivery, telecopier or telex, or one business day after being received by courier or by registered or certified airmail at the following address:

          If to 3D:
          Vice President, General Counsel
          3D Systems, Inc.
          26081 Avenue Hall
          Valencia, CA  91355  U.S.A.
          Telecopier:  (805) 294-7966


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          If to CMET:
          -----------
          President
          NTT DATA CMET INC.
          15-8 Kamata 5-Chome
          Oota-ku, Tokyo 144-0052, Japan
          Telecopier:  011 81 3 3739 6680

          If to NTT DATA CORPORATION:
          ---------------------------
          Senior Executive Manager
          Third Industrial Systems Division
          Industrial Systems Sector
          NTT DATA CORPORATION
          Toyosu Center Building, 3-3  Toyosu 3-Chome
          Koto-ku, Tokyo 135-6033, Japan
          Telecopier:  011 81 3 5546 8698

or such other address as either party shall hereafter designate in writing to the other.

     7.7 INVALIDITY OF PROVISION. If any of the provisions of this Agreement shall be held by a court or administrative agency of competent jurisdiction to contravene the laws of any country, it is agreed that such invalidity or illegality should not invalidate the whole Agreement, but this Agreement shall be construed as if it did not contain the provision or provisions held to be invalid or illegal in the particular jurisdiction concerned, and insofar as such construction does not affect the substance of this Agreement and the rights and obligations of the parties hereto, it shall be construed and enforced accordingly. In the event, however, that such invalidity or illegality shall substantially alter the relationship between the parties hereto, affecting adversely the interest of either party, then the parties hereto shall negotiate a mutually acceptable alternative provision not conflicting with such laws.

     7.8 ENTIRE AGREEMENT, AMENDMENTS, WAIVERS. This Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous negotiations, representations and agreements made by and between such parties. The parties acknowledge that they have not relied upon any representation whatsoever of the other which is not contained in this Agreement. There are no understandings, obligations, representations or warranties except as herein provided for and no rights are granted except as expressly set forth in this Agreement. Any waiver by either party of the breach or default of any of the terms or conditions of this Agreement by the other party will not be considered as a continuing waiver or a waiver of any other prior, contemporaneous or subsequent breach or default, whether the same as or similar to or different from, the breach or default waived. No alteration, amendment, variation, supplementation, modification or waiver of any of the terms or provisions of this Agreement shall be binding or effective for any purpose unless made pursuant to an instrument in writing signed by 3D and both CMET and NTT DATA.


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     7.9  REPRESENTATIONS AND WARRANTIES.  Each of the parties represents and warrants that it has not accepted and will not accept any commitments or restrictions in respect to its right to grant licenses which will materially affect the value of the rights granted by it in this Agreement.

     7.10  Nothing in this Agreement shall be construed as:

     7.10.1 A warranty or representation by either party as to the validity or scope of any Licensed Patent; or

     7.10.2 A warranty or representation that anything made, used, sold or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents of third persons; or

     7.10.3 A requirement that either party shall file any patent application, secure any patent, or maintain any patent in force; or

     7.10.4  [Confidential Treatment Requested]

     7.10.5 An obligation to furnish any manufacturing or technical information, or any information concerning pending patent applications; or

     7.10.6 Conferring a right to use in advertising, publicity, or otherwise any trademark or tradename of another party.

     7.11 No party makes any representations, extends any warranties of any kind, either express or implied, or assumes any responsibilities whatever with respect to use, sale, or other disposition by the other parties or their vendees or transferees of products incorporating or made by use of inventions licensed under this Agreement.

     7.12  [Confidential Treatment Requested]


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     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed and duly sealed in triplicate originals by its duly authorized representative.

                                       3D SYSTEMS, INC.

                                       By
                                         ------------------------------
                                         A. Sidney Alpert
                                         Vice President, General Counsel

Attest:

------------------

                                       NTT DATA CMET INC.

                                       By
                                         ------------------------------
                                         Yoshinobu Tanaka
                                         President

Attest:

--------------------
                                       NTT DATA CORPORATION

                                       By
                                         ------------------------------
                                         Masaharu Watanabe
                                         Senior Executive Manager
                                         Third Industrial Systems Division
                                         Industrial Systems Sector

Attest:

---------------------



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